CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (File No. 333-296436) on Form S-8 of our report dated July 13, 2026, appearing in this Annual Report on Form 11-K of the Arrow Financial Corporation Profit Sharing 401(k) Plan for the year ended December 31, 2025.

/s/ Bonadio & Co. LLP
July 13, 2026
Syracuse, NY